HOLT'S CIGAR COMPANY INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this 1st day of October, 1997 by and between Holt's Cigar Company Inc., having an office located at 12270 Townsend Road, Philadelphia, Pennsylvania (hereinafter the "Company") and ROBERT
G. LEVIN, with an address of 12270 Townsend Road, Philadelphia, Pennsylvania (hereinafter "Employee").

         WHEREAS, the Company is engaged in the business of wholesale distribution and sale of premium cigars, other tobacco products and cigar related accessories (the "Business"); and

         WHEREAS, Employee is an executive with experience in the Company's Business and has been the President of the Company and its Chief Executive Officer for many years; and

         WHEREAS, the Company and the Employee desire to enter this Employment Agreement to set forth the employment relationship between the parties;

         NOW, THEREFORE, the parties hereto, intending to be legally bound thereby, agree as follows:

1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for the purposes hereof, "control" shall mean ownership of twenty (20%) percent or more of the Voting Stock of the corporation in question.

         1.2 "Basic Salary" shall have the meaning assigned to it in Section 6 of this Agreement.

         1.3 "Board" shall mean the Board of Directors of the Company as duly constituted from time to time.

         1.4 the "Business" shall have the meaning set forth in the first recital clause of this Agreement.



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         1.5 "Commencement Date" shall be the date of this Agreement, as stated
on page 1.

         1.6 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, the Company's research, development, inventions, designs, discoveries, products, methods, processes, know-how, product information, research and development information, the identity and contacts at the various customers, clients and prospects developed or to be developed by the Company and other information relating to such persons or entities; marketing, sales and other business information, strategies, programs, concepts and ideas, financial data and information relating to the various aspects of the business and affairs of the Company, the identity and any other information relating to the employees, suppliers, vendors, independent contractors and others with whom the Company transacts business, and any other information relating to the business activities and position of the Company, which (i) is or are designed to be used in or are or may be useful in connection with the Business of the Company, and Subsidiary or Affiliate of the Company or any Affiliate, which (ii) is private or confidential in that it is not generally available to the public, except as the result of a disclosure by or information supplied by the Employee, or (iii) which gives the Company or a Subsidiary or an Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use same (hereinafter collectively referred to as "Confidential Information"), and all of the foregoing shall constitute Confidential Information without regard to any labeling of such materials as "Confidential".


         1.7 "Disability" shall mean the inability of Employee to perform substantially all of the Employee's duties of employment for the Company, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than ninety (90) consecutive days or an aggregate of one hundred twenty (120) days in any three hundred sixty five (365) day period, and if a long-term disability plan is maintained by the Company or a Subsidiary which employs Employee, Employee is entitled to receive long-term disability payments under a long-term disability plan of the Company or any Subsidiary which employs Employee. The fact of whether or not a Disability exists hereunder shall be determined by appropriate medical experts jointly selected by the Board and Employee. The existence of a Disability means that, Employee's mental and/or physical condition substantially interferes with Employee's performance of his duties for the Company, and its Subsidiaries and Affiliates as specified in this Agreement.


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


         1.8 "Employment Year" shall mean each twelve (12) month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of each subsequent calendar year, the first such subsequent Employment Year being the twelve (12) month period which will begin on the first anniversary of the Commencement Date.

         1.9 "Market Area" shall mean the world.

         1.10 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         1.11 "Retirement" shall mean that Employee shall have reached age 65 and shall voluntarily retire under the Company's or a Subsidiary's retirement plans (if any) applicable to him or her or any earlier actual voluntary retirement by Employee from his employment with the Company and its Subsidiaries.

         1.12 "Subsidiary" shall mean a corporation of which more than fifty (50%) percent of the Voting Stock is owned, directly or indirectly, by the Company.

         1.13 "Term" shall mean the term of employment of Employee under this Agreement.

         1.14 "Termination Date" shall have the meaning assigned to it in
Section 8.

         1.15 "Voting Stock" shall mean the capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

         Whenever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. EMPLOYMENT AND DUTIES OF EMPLOYEE.


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


         2.1 Employment; Title; Duties. The Company hereby employs Employee, and Employee hereby accepts and confirms his appointment as President and Chief Executive Officer of the Company. The principal duty of Employee shall be to perform those services set forth on Exhibit A attached hereto and incorporated herein, and to render services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board (the "Duties"). Without further compensation, Employee agrees to serve (if requested to do so and if qualified and elected) as a director of the Company and as an officer and/or director of any Subsidiary or Affiliate.

         Employee shall report to and be under the supervision of the Board.

         2.2 Performance of Duties. Employee shall devote substantially all his full working time and efforts to the performance of his duties as an executive of the Company and to the performance of such other duties as are assigned him from time-to-time by the Board. During the Term, Employee shall not engage in or become employed, directly or indirectly in any business which competes with the Business of the Company, as modified, expanded or changed from time-to-time, without the prior written consent of the Board, nor shall Employee act as a consultant to or provide any services to any other Person, whether on a remunerative basis or otherwise, where the commercial or professional business of such Person competes with the Business of the Company, as modified, expanded or changed from time-to-time, without the prior written consent of the Board, which consent, in both instances, may be given or withheld by the Board in the exercise of its sole, absolute and unreviewable discretion, for any or no reason whatsoever.

3. TERM OF EMPLOYMENT


         The employment of Employee pursuant to this Agreement shall commence as of the Commencement Date and end as of December 31, 2002, unless sooner terminated pursuant to Section 8 of this Agreement or otherwise extended in accordance with Section 4 of this Agreement.

4. EXTENSION OF TERM OF EMPLOYMENT

         If Employee's employment hereunder has not previously been terminated in accordance with Section 8 hereof, then on the first anniversary of the Commencement Date the Term shall be extended for one additional year and on each subsequent anniversary of the Commencement Date. The Term shall be extended for one additional year, unless the Board shall provide written notice to


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

Employee at least one year prior to such anniversary date that this Agreement will not be so extended. The rights of termination set forth in Section 8 shall be applicable during the initial, as well as any extended term.

5. COMPENSATION AND BENEFITS

         The Company and/or its Subsidiaries shall pay Employee as compensation for all the services to be rendered by him hereunder during each Employment Year, and in consideration of the various restrictions imposed upon Employee during the Term, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 6 through 8, inclusive, of this Agreement. Employee acknowledges that the various restrictions and covenants given by Employee to Company hereunder, are in consideration of the increased total compensation, including, without limitation, any increase in salary over the Employee's salary prior to the execution of this Agreement, if any; the extended Term of this Agreement; and the Employee's right to participate in and the actual grant of stock options pursuant to the Company's Incentive Stock Option Plans.

6. BASIC SALARY AND BONUS

         6.1 The Company shall pay Employee, as compensation for all the services to be rendered hereunder during each Employment Year, a salary of $400,000 per Employment Year (as adjusted upward by the Board from time-to-time) (the "Basic Salary"), payable in substantially equal bi-weekly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company or a Subsidiary to Employee and less such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for the month in which employment by the Company or a Subsidiary commences or terminates, and for any Employment Year which is less than twelve (12) months in duration. The Basic Salary may not be decreased, but may be increased from time-to-time by the Board, (without Employee's participation as a director) and once increased, shall not thereafter be reduced.

         6.2 Employee may be paid cash bonuses at the discretion of the Board (without Employee's participation as a director) (the "Bonus").

7. ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES


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



         7.1 Additional Benefits. The Company shall provide the following additional benefits to Employee during the Term:

         (a) participation on an equitable basis in any employee benefit plans established for senior management employees of the Company.

         (b) six (6) weeks vacation with pay in each Employment Year. There will be no carryover of unused vacation time or pay from Employment Year to Employment Year. Employee shall also be entitled to all holiday privileges approved by the Board during the Term, not to be less than six (6) days per year.

         (c) the lease or financing by the Company for use by Employee (or the Company shall reimburse Employee for these payments if the lease or financing is in his name) of a late model luxury automobile (excluding payments by the Company of insurance and other expenses thereof which shall be paid by the Company in addition to such lease or financing payments).

         (d) the payment of premiums for $3,450,000 of term life insurance on Employee's life for the benefit of the Employee.

         (e) the payment of premiums for disability insurance coverage for the Employee.

         (f) Participation by Employee in such stock option plans for senior management as the Board shall create and the shareholders of the Company shall confirm, on such terms and subject to the terms and conditions of each such plan, if any.

         7.2 Reimbursement for Expenses. The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires the Employee to travel on business during the Term, Employee shall be reimbursed for any reasonable travel expenses consistent with the travel policy of the Company in effect from time-to-time in accordance with this Section 7.2.

8. TERMINATION OF EMPLOYMENT


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


         8.1 Death. If Employee dies during the Term, on the date of his death this Agreement shall terminate without further liability of the Company to make further payments to Employee hereunder except with respect to amounts previously earned, or due and owing to Employee hereunder.

         8.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after the Employee has a Disability, terminate Employee's employment by written notice to him and the Company shall have no further liability to Employee hereunder except with respect to amounts previously earned, or due and owing to Employee hereunder.

         8.3 Retirement. The Agreement will be terminated by Employee's Retirement, effective upon the date of such Retirement.

         8.4 Cause. The Company may terminate the Employee's employment with the Company at any time effective upon delivery of a written Notice of Termination to Employee for "Cause". For the purposes of this Agreement, "Cause" shall mean:
(a) gross negligence or willful malfeasance on the part of the Employee with respect to any of Employee's duties or responsibilities hereunder; (b) insubordination of the Employee with respect to the written policies and directives issued by the Board; (c) breach by the Employee of any material term, covenant, condition or provision set forth in this Agreement; or (d) continuing inability of the Employee to fulfill his Duties following written notification by the Board and without Employee effecting a cure of such failures within a reasonable time period as established by the Board on a case by case basis pursuant to this Subsection (d).

         8.5 Notice of Termination. Any purported termination of employment by the Company or a Subsidiary by reason of Employee's Disability or for Cause shall be communicated by written Notice of Termination to Employee. For the purposes of this Agreement, a "Notice of Termination" shall mean a notice given by the Company or a Subsidiary, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement.

9. REPRESENTATION AND WARRANTY BY EMPLOYEE

         Employee hereby represents and warrants to the Company, the same being part of the essence of this Agreement that, as of the Commencement Date, he is not a party to any agreement,


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


contract or understanding, and that no facts or circumstances exist which would in any way restrict or prohibit him in any material way from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

10. CONFIDENTIAL INFORMATION. PROPRIETARY INTERESTS AND RESTRICTIVE COVENANT

         10.1 Acknowledgment of Confidentiality. Employee understands and acknowledges that he has and will obtain Confidential Information during the course of his employment by the Company. Employee further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, he will have access to Confidential Information vital to the Company's and its Affiliates' business. Accordingly, Employee agrees that he shall not, either during the Term or at any time within one (1) year after the Termination Date, (i) use or disclose any such Confidential Information outside the Company and Affiliates; or (ii) except as required in the proper performance of his Duties hereunder, remove or aid in the removal from the premises of the Company and any Affiliates, of any Confidential Information or any property or materials relating thereto.

         The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his Duties under this Section 10).

         In the event that Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

         10.2 Delivery of Materials. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks or other recordable media, videotapes, drawings, blueprints, schematics and other documents or tangible items (and all copies thereof) relating to the Business of the Company and its Affiliates and


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

Subsidiaries (if any), and all property associated therewith, which he may then possess or have under his dominion or control.

         10.3 Customer Lists, Prospects and Contacts. Employee acknowledges that
(i) all lists of customers, prospects and their respective contacts, as well as any referral sources of same developed during the course of Employee's employment and/or by the Company or any Subsidiary or Affiliate (if any) are and shall be the sole and exclusive property of the Company and its Subsidiaries and Affiliates, as the case may be, and Employee further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) that such lists and information are and must continue to be confidential; and (iii) that such lists and information is not readily accessible to the competitors of the Company or its Subsidiaries or Affiliates (if any).

         10.4 Ideas, Trademarks, Etc. Employee hereby acknowledges and agrees that all the creative efforts and thought to be expended by the Employee during the term of his employment which may be related in any manner to the Company's Business are for the benefit of the Company and constitute "works for hire", and the Employee hereby absolutely, irrevocably and unconditionally assigns to the Company any and all intellectual property rights (including, without limitation, copyrights, patents and other rights which may be considered trade secrets or of value) to the Company, without any further payment or consideration of any type or nature whatsoever. Employee hereby agrees to execute and deliver to the Company any and all documents, assignments, affidavits, applications for registration or other writings or documents reasonably requested by the Company during the term of employment or following termination of the employment relationship in order to assure the protection and perfection of the Company's intellectual property rights as aforedescribed, including written assurance of the assignment and ownership of any of the foregoing which are developed by those working by or with the Employee who are not subject to the terms of a similar agreement. In connection with the foregoing, and as a condition of employment and/or continued employment by the Company, the Employee agrees to keep records of the development of all tangible expressions of creative work under this Agreement, and to memorialize the date and manner of development of items and creative work which may be the subject of intellectual property rights.

11. DISPUTES AND REMEDIES


         11.1 Waiver of Trial by Jury. EMPLOYEE AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE WHICH ARISES UNDER THIS AGREEMENT.


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

         11.2 Injunctive Relief. If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 10, the Company shall have the following rights and remedies (each of which shall be independent of the others, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

         (a) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Employee that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

         (b) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, moneys, increments, things of value and other benefits, derived or received by Employee as the result of any acts or transactions constituting a breach of any of the provisions of Section 10 of this Agreement, and Employee hereby agrees to account for and pay over all such compensation, profits, moneys, increments, things of value or other benefits to the Company.

         11.3 Partial Enforceability. If any provision contained in Section 10 of this Agreement, or any part thereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of Employee's agreements, covenants, undertakings and restrictions which he has accepted, in Section 10, and the remainder of such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

         11.4 Intention of the Parties. It is distinctly understood and agreed that the confidentiality, proprietary rights and restrictive covenant provisions of this Agreement have been accepted, and agreed to by Employee in contemplation of this Agreement. It is therefore the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Section 10 of this Agreement shall be enforced as written to the fullest extent possible.

         11.5 Adjustment of Restrictions. Despite the prior provisions of this
Section 11, if any covenant or agreement contained in Section 10, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision, the court


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

making such determination shall have the power to reduce the duration of such provision and, in its reduced form, such provision shall be enforceable.

         11.6 Attorneys Fees and Expenses. In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment or money damages or in the granting of any injunction in favor of the Company, then all reasonable expenses, including, but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of the Company in such action, suit or other proceeding shall (on demand of the Company) forthwith be paid over by Employee. If such action, suit or other proceeding results in a judgment in favor of Employee, then all reasonable expenses, including, but not limited to, reasonable attorneys' fees and disbursements (including those incurred on appeal) of Employee in such action, suit or other proceeding shall (on demand of Employee) forthwith be paid over by the Company.

12. SURVIVAL.

         The provisions of Section 10 and 11 and this Section 12 shall survive termination of this Agreement and remain enforceable according to their terms.

13. SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

14. NOTICES.

         All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:


    If to the Company:

    Holt's Cigar Company Inc.
    12270 Townsend Street
    Philadelphia, Pennsylvania 19154
    Attn: Chief Executive Officer


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

    with a copy to:

    Fox, Rothschild, O'Brien & Frankel, LLP
    997 Lenox Drive, Building 3
    Lawrenceville, New Jersey 08648
    Att: Matthew H. Lubart, Esq.



    If to the Employee:

    Robert G. Levin
    12270 Townsend Street
    Philadelphia, Pennsylvania 19154



         By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.

         15. ASSIGNMENT AND SUCCESSORS. Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

16. ENTIRE AGREEMENT, WAIVER AND OTHER.

         16.1 Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.


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

         16.2 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in anyway affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

         Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

         This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

         16.3 Obligations of the Company. All amounts payable by the Company hereunder shall be paid without notice or demand.

         16.4 Rights of Beneficiaries of Employee. This Agreement shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be not such designee, to the Employee's estate.

17. GOVERNING LAW.

         This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the Commonwealth of Pennsylvania


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


         18. HEADINGS. This Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS HEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed the Commencement Date.

Attest                                   HOLT'S CIGAR COMPANY, INC.

By:                                      By:
    ---------------------------              ----------------------------


Witness:                                 EMPLOYEE /s/ Robert G. Levin
         ----------------------                   -----------------------
                                                      Robert G. Levin


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

                                    EXHIBIT A

         The principal duty of the Employee as President and Chief Executive of the Company shall be to perform the services set out below:



         (a) Development and implementation of the overall strategy of the Company's Operations, subject to the review and approval of such plan by the Company's Board of Directors;

         (b) Such duties and responsibilities as are established in writing by the Company Board of Directors.


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